Exhibit 10.1

EXECUTION VERSION

NOTE CONVERSION AGREEMENT

This Note Conversion Agreement is entered into the 9th day of January, 2019 by and between LifeLogger Technologies Corp., a Nevada corporation (“LifeLogger”) and each of Old Main Capital, LLC (“Old Main Capital”) and SBI Investments LLC, 2014-1 (“SBI Investments”). Each of Old Main Capital and SBI Investments are referred to herein individually as a “Noteholder” and collectively as the “Noteholders”. LifeLogger and the Noteholders are sometimes hereinafter referred to herein as the “Parties”, and each, a “Party”.

WHEREAS, Old Main Capital holds promissory notes issued by LifeLogger in the principal amount of $916,666.67 a copy of which is attached hereto as Exhibit A (the “Old Main Capital Promissory Notes”), and SBI Investments holds a promissory note issued in the principal amount of $733,333.33, a copy of which is attached hereto as Exhibit B (the “SBI Investments Promissory Notes”; the SBI Investments Promissory Note, together with the Old Main Capital Promissory Note, the “Promissory Notes”, and each, a “Promissory Note”); and

WHEREAS, the Noteholders wish to convert the Promissory Notes into Series B Participating Convertible Preferred Stock, par value of $0.001 per share (the “Series B Preferred”), in LifeLogger, on the terms and subject to the conditions herein.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Conversion of Promissory Notes. The Parties hereby agree that, in full and complete satisfaction of LifeLogger’s obligations for all amounts of principal and accrued but unpaid interest due under the Promissory Notes, LifeLogger hereby issues (a) to Old Main Capital 54,000 shares of Series B Preferred (the “Old Main Shares”), and (b) to SBI Investments 42,429 shares of Series B Preferred (the “SBI Investments Shares”; the SBI Investments Shares, together with the SBI Investments Shares, the “Noteholder Shares”), and the Promissory Notes shall be cancelled and terminated in all respects. Concurrently with the execution and delivery of this Agreement, the Noteholders shall have delivered their Promissory Notes for LifeLogger to mark as cancelled upon the issuance of the Noteholder Shares. Prior to or concurrent with the execution and delivery of this Agreement, LifeLogger shall cause to be filed the Certificate of Designation to its Articles of Incorporation in the form attached hereto as Exhibit C, pursuant to which the Series B Preferred Stock is designated, and shall provide the Noteholders with evidence of corporate authorizations required for such filing.

2. Release. In consideration for the issuance of the Noteholder Shares, each Noteholder hereby releases and forever discharges LifeLogger, its affiliates, stockholders, predecessors, subsidiaries, officers, directors, employees and agents, and each of their successors and assigns (collectively, the “Releasees”), from and against any and all actions, suits, dues, reckonings, controversies, damages, judgments, rights, claims, debts, demands, liabilities, fees, costs, expenses, covenants, bonds and causes of action, whether known or unknown, pending or potential, accrued or unaccrued, of any kind or nature, in law or in equity existing from the beginning of the world to the date hereof, and hereafter, that Investor had, now has or may in the future have, against LifeLogger and/or the Releasees arising out of or related to the Promisorry Notes (other than the right to receive the Noteholder Shares), and the Promissory Notes shall be terminated and shall be of no force and effect upon the issuance of the Noteholder Shares as provided in Section 1 hereof.

3. Representations and Warranties. Each Noteholder hereby represents and warrants to LifeLogger as follows:

(a) Authorization; Enforceability. Such Noteholder has full power and authority to enter into this Agreement. All action necessary for the authorization, execution and delivery of this Agreement by such Noteholder have been taken. This Agreement constitutes a valid and legally binding obligation of such Noteholder, enforceable against such Noteholder in accordance with its terms. The execution, delivery and performance of this Agreement by such Noteholder do not conflict with or cause a breach of or default under any of its governing documents or any contract to which it is a party;

(b) Acquisition Entirely for Own Account. Such Noteholder is acquiring its Noteholder Shares for his own account, for investment purposes and not with a view to the resale or distribution of any part thereof. Such Noteholder further represents that it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of its Noteholder Shares;

(c) Investment Experience. Such Noteholder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such Noteholder (i) has experience as an investor in securities of companies of the type of LifeLogger and acknowledges that it can bear the economic risk of its investment in its Noteholder Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in its Noteholder Shares and protecting its own interests in connection with this investment, and (ii) has a pre-existing personal or business relationship with LifeLogger and certain of its officers, directors or controlling persons of a nature and duration that enables it to be aware of the character, business acumen and financial circumstances of such persons;

(d) No Public Market. Such Noteholder understands that no public market now exists for the Noteholder Shares, and that LifeLogger has made no assurances that a public market will ever exist for the Noteholder Shares. Such Noteholder has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, and at the present time and in the foreseeable future can afford a complete loss of its investment in its Noteholder Shares; and

(f) No General Solicitation. Such Noteholder has not engaged the services of a broker, investment banker or finder to contact any potential investor nor has such Noteholder agreed to pay any commission, fee or other remuneration to any third party to solicit or contact any potential investor. Such Noteholder acknowledges that it is not acquiring its Noteholder Shares pursuant to any general solicitation.

4. Covenant. Each Noteholder agrees and acknowledges on behalf of itself and its successors and permitted assigns that upon any conversion of the Series B Preferred into LifeLogger common stock (“Common Stock”), such Noteholder shall not, during any trading session, sell Common Stock in excess of the greater of (a) fifteen percent (15%) of the total dollar volume of Common Stock in any one trading day or (b) $10,000.00.

5. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Agreement. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

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6. Notices. Any notices, demands or other communications to LifeLogger or the Noteholders hereunder shall be in writing and shall be deemed to have been duly given if delivered (a) by courier or otherwise in personal, (b) by an overnight or next business day delivery service, or (c) by United States mail, postage prepaid, and shall be deemed given when actually received by the intended recipient at its notice address which shall be as set forth below (or such other notice address as LifeLogger and/or the Noteholders may from time to time designate in writing to the other parties hereto by written notice delivered in accordance with this Section):

If to LifeLogger:

LifeLogger Technologies Corp.

11380 Prosperity Farms Road, Suite 221E

Palm Beach Gardens, Florida 33410

Attention: Stewart Garner

If to Old Main Capital:

Old Main Capital, LLC

411 Dorado Beach East

Dorado, PR 00646

Attn: Adam Long

If to SBI Investments:

SBI Investments LLC, 2014-1

107 Grand Street, 7th Floor

New York, NY 10013

Attention: Jonathan Juchno

7. Governing Law. This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Nevada, without regard to conflict of laws provisions that would require the application of the laws of another jurisdiction.

8. Miscellaneous. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and supersedes every course of dealing, other conduct, oral agreement or representation previously made by the Parties. In the event that any court of competent jurisdiction shall determine that any provision, or portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and the remaining provisions of this Agreement shall nevertheless remain in full force and effect. The Recitals form an integral part of this Agreement and are hereby incorporated by reference. This Agreement may be executed in counterparts (including electronically and PDF), each of which when so executed shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

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EXECUTION VERSION

IN WITNESS WHEREOF, the parties have executed this Note Conversion Agreement as of the date first set forth above.

LIFELOGGER TECHNOLOGIES CORP.

By:	/s/ Stewart Garner
Name:	Stewart Garner
Title:	President

OLD MAIN CAPITAL, LLC

By:	/s/ Adam R. Long
Name:	Adam R. Long
Title:	President

SBI INVESTMENTS LLC, 2014-1

By:	/s/ Jonathan Juchno
Name:	Jonathan Juchno
Title:	Principal